                                                                   EXHIBIT 10.45

                  OPERATING LEASE OF MARINE SEISMIC EQUIPMENT


         This lease (the "Lease") dated as of July 1, 1996, is between SEITEL GEOPHYSICAL, INC., a Delaware corporation (the "Lessor") and HORIZON EXPLORATION LIMITED, a United Kingdom corporation (the "Lessee").

         WHEREAS, the Lessor is the owner of the marine seismic equipment more fully described in the purchase orders attached hereto as Exhibit A (the "Equipment"); and

         WHEREAS, the Lessee is the charterer under a time charter with The Shanghai Bureau of Marine Geological Survey, dated April 12, 1994 of the Bahamas flag seismic data recording vessel DISCOVERER, Official No. 711122 (the "DISCOVERER"); and

         WHEREAS, the Lessee is the charterer under a time charter with Tidewater Marine, Inc., dated February 9, 1996 of the U.S. flag seismic data recording vessel ABSHIRE TIDE, Official No. 663944 (the "ABSHIRE TIDE"); and

         WHEREAS, the Lessee is the charterer under a time charter with Morr Vessel Management Ltd., dated February 4, 1981 of the UK flag seismic data recording vessel PACIFIC HORIZON, Official No. 6413807 (the "PACIFIC HORIZON"); and

         WHEREAS, the Lessee is the charterer under a time charter with Simon-Horizon Limited, dated July 15, 1994 of the Bahamas flag seismic data recording vessel SIMON LABRADOR, Official No. 715224 (the "SIMON LABRADOR," and collectively with the DISCOVERER, the ABSHIRE TIDE, and the PACIFIC HORIZON, the "Vessels"); and

         WHEREAS, the Lessee wishes to lease the Equipment from the Lessor in order to improve the seismic data acquisition capabilities of the Vessels;

         NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. LEASE. (a) Subject to the provisions hereof, the Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor the Equipment for a fixed term of five (5) years beginning on the date hereof.

         (b) The term of this Lease may be extended for successive periods of one (1) year each upon written agreement of the parties hereto no later than thirty (30) days prior to termination.

         2. RENT. The Equipment shall be leased at the monthly rental of U.S.$138,000.00 for the initial term specified in Section 1(a) above ("Rent"). The Rent for any extension terms shall be agreed to by the parties hereto. The Lessee agrees to pay the Lessor, or to its order,

Rent beginning on July 31, 1996 and thereafter on the last day of each successive month during the term of this Lease.

         3. DELIVERY AND DISCLAIMER OF WARRANTIES. (a) As of the date hereof, Lessee confirms that the Equipment is in good and satisfactory operating condition, and has accepted delivery of the Equipment in such condition. The Lessor hereby warrants that as of the date hereof it has good and marketable title to the Equipment free and clear of claims by any third party (other than the security interest granted in favor of NationsBank in connection with the acquisition of the Equipment by Lessor, referred to herein as the "Bank Lien") and that it has the right to lease the Equipment. The Lessor further warrants that during the term of this Lease, so long as the Lessee is not in default of any other provisions thereof, the Lessee shall enjoy use of the Equipment free and clear of any person claiming title to or an interest in the Equipment by reason of the acts or omissions of the Lessor.

         (b) THE LESSOR MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED AS TO THE EQUIPMENT INCLUDING AS TO ITS VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED; PROVIDED, HOWEVER, THAT DURING THE TERM OF THIS LEASE THE LESSOR HEREBY TRANSFERS AND ASSIGNS TO THE LESSEE ALL MANUFACTURERS' WARRANTIES CONCERNING THE EQUIPMENT AND WILL ASSIST THE LESSEE WITH ANY CLAIMS AGAINST THE MANUFACTURER OF THE EQUIPMENT FOR DEFECTIVE OR NON-PERFORMING PRODUCT OR DESIGN.

         4. USE AND OPERATION. So long as no Event of Default shall occur and be continuing, the Lessee shall have the full use of the Equipment and may employ the Equipment in any lawful trade or commerce; provided, however, that the Lessee covenants and agrees that it will not permit the Equipment to be incorporated or installed in or attached to the Vessels or any other vessel, building or real property in such manner as to become part of or subject to any liens, security interest or encumbrances on the Vessels, any other vessel or any building or real property or so as to preclude the removal of the Equipment from the Vessels or any other location without material injury to the Equipment (it being the intention of the parties that the Equipment is, and shall remain, personal property throughout the term of this Lease); and provided, further, that the Equipment shall not be used or operated in any manner contrary to any applicable law, treaty or convention, or any rule or regulation issued thereunder. The Lessee, at its sole cost and expense, shall perform all routine maintenance and repairs on the Equipment and all major repairs or overhauls of the Equipment required to keep the Equipment in good operating condition.

         5. OWNERSHIP. This agreement is a lease, and no title, equity or right in or to the Equipment shall pass to the Lessee except the rights herein expressly granted, nor shall the Lessee have any lien or charge on the Equipment.

         6. ALTERATIONS. With the prior written consent of the Lessor, the Lessee shall have the right, at its sole expense, to make alterations, modifications, additions or attachments to the Equipment so long as the value or usefulness of the Equipment is not reduced thereby. Except as otherwise agreed by the Lessor, all alterations, modifications, additions and attachments of whatsoever kind or nature made to the Equipment shall immediately become the property of the Lessor and shall be subject to all terms of this Lease.

         7. LOSS AND DAMAGE. (a) The Lessee shall assume and bear the risk of loss and damage to the Equipment and all component parts thereof from any cause whatsoever whether or not covered by insurance. No loss or damage to the Equipment or any component part thereof shall impair any obligations of the Lessee under this Lease which shall continue in full force and effect as hereinafter expressly provided. The Lessee shall repair or cause to be repaired all damage to the Equipment.

         (b) In the event that all or part of the Equipment shall, as a result of any cause, other than an act or omission of the Lessor, become lost, stolen, destroyed or rendered irreparably unusable or damaged, as determined by the Lessee, then the Lessee shall, within ten (10) days after it shall have made such determination, fully inform the Lessor of such loss or damage and shall pay the Lessor the then casualty value of the equipment, together with all Rent and any other sums past due or becoming due to and including the date of such payment. Upon payment of said amounts this Lease shall terminate.

         (c) If the Vessels or the Equipment is taken by requisition or governmental action as a result of the Lessee's operation of the Vessels or by virtue of any actions arising by, through or under the Lessee or its agents or contractors, the Lessee shall be responsible for obtaining the release of the Equipment, and Rent shall continue until the Lessor receives any insurance proceeds for such requisition.

         (d) NOTWITHSTANDING ANY PROVISIONS TO THE CONTRARY CONTAINED IN THIS SECTION 7 OR ELSEWHERE IN THIS LEASE, IF THERE IS ANY PARTIAL OR TOTAL OR CONSTRUCTIVE OR COMPROMISED TOTAL LOSS OF ANY OF THE VESSELS OR THE EQUIPMENT DURING THE PERIOD OF THIS LEASE, THE LESSEE HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS THE LESSOR FOR AND AGAINST ANY INSURANCE DEDUCTIBLES AND UNINSURED LOSSES INCURRED BY THE LESSEE. ALL SUCH INSURANCE SHORTFALLS SHALL BE PAID BY LESSEE TO LESSOR ON DEMAND.

         (e) If, at the time of scheduled redelivery of the Equipment under this Lease, the Equipment is damaged or otherwise in need of repair or other work to restore it to pre-hire condition as set forth herein the Lessee shall continue to pay Rent during such repairs and other work and the Equipment shall not be considered redelivered until it has been restored to said pre-hire condition.

         8. INSURANCE. Commencing on the date hereof and continuing until the Lessee has redelivered possession of the Equipment to the Lessor or as otherwise herein provided, whether or not this Lease has terminated as to the Equipment, the Lessee, at its expense, agrees to obtain and maintain all risk public liability and property damage insurance for the Equipment in an amount and with insurers satisfactory to the Lessor; provided, however, that property damage insurance on the Equipment shall always be in an amount equal to the casualty value of the Equipment as determined by the Lessor; which casualty value shall be U.S.$5,902,374.00 on the date hereof. The insurance obtained pursuant to this Section 8 shall not be excess over other coverage but shall be primary insurance up to and including the stated policy limits and shall cover the interests of both the Lessor and the Lessee in the Equipment, or as the case may be, shall protect both the Lessor and the Lessee in respect to all risks arising out of the condition, delivery, installation, maintenance, use or operation of the Equipment. All such insurance shall provide for ten
(10) days prior written notice to the Lessor of cancellation, restriction or reduction of coverage. The Lessee hereby irrevocably appoints the Lessor as the Lessee's attorney-in-fact to make claim for, receive payment of and execute and indorse all documents, checks or drafts for loss or damage under any insurance policy issued on the Equipment. In the event the Equipment shall sustain a casualty which does not render the Equipment irreparable or unusable for its intended use, the Lessee shall have the right to the insurance proceeds upon presentation to the Lessor of a repair estimate or survey showing the extent of damage and the cost of repair thereof. Upon receipt of such insurance proceeds, the Lessee is obligated to apply the proceeds to repair of the Equipment. In the event of a casualty which renders the Equipment irreparable or unusable for its intended use, the Lessor shall have the right to the insurance proceeds with respect to the Equipment.

         9. TAXES. The Lessee shall be responsible for the payment and discharge of all license or registration fees, assessments, sales and use taxes, rental taxes, personal property taxes and other taxes (except taxes on the Lessor's income or profits), now or hereafter imposed by any federal, state or local government upon the Equipment or upon the leasing, renting, possession or use thereof (whether the same be assessed on the Lessor or the Lessee). The Lessor shall pay any and all such taxes billed or assessed to it, however, if any such tax is by law to be assessed or billed to the Lessor, the Lessee agrees to reimburse the Lessor therefor. The Lessee shall directly pay any such taxes billed or assessed to it. The Lessee shall pay to the Lessor the amount of any taxes remitted by the Lessor within ten (10) days of notice thereof. The Lessee upon notice to the Lessor may in the Lessee's own name, contest or protest any such taxes. The Lessee shall, in addition, be responsible to the Lessor for the payment and discharge of any penalties or interest.

         10. LIENS AND ENCUMBRANCES. (a) The Lessee will at all times protect and defend, at its own cost and expense, the title of the Lessor to the Equipment and keep the Equipment free and clear from all claims, liens and other encumbrances, except (i) the rights of the Lessor hereunder, (ii) liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Equipment, (iii) inchoate materialmen's, mechanics', workman's, repairman's, employees' or other like liens arising in the ordinary course of business and not delinquent, and (iv) the Bank Lien. Notwithstanding the foregoing, nothing contained in this Lease shall require the Lessee to take any action to protect and defend the Equipment from any liens, claims or other encumbrances arising out of the acts or omissions of the Lessor or any shareholder, affiliate, employee, agent or representatives of the Lessor.

         (b) Neither the Lessee nor the masters of the Vessels nor any other person shall have the right, power or authority to create, incur or permit to exist upon the Equipment any lien, charge or encumbrance. As of the date hereof, the Lessee has placed, and all at times during the term of this Lease shall keep prominently displayed on the Equipment a legible notice on a metal plate not less than six inches wide by nine inches high reading as follows:

         "This seismic equipment is owned by SEITEL GEOPHYSICAL, INC., is not a part of this vessel and cannot be encumbered by any liens arising against this vessel."

         11. INDEMNITY. THE LESSEE ASSUMES ALL RISK OF LIABILITY FOR ANY DAMAGE OR LOSS TO THE EQUIPMENT, INCLUDING, BUT NOT LIMITED TO, ANY ARISING FROM LIENS IMPOSED ON THE EQUIPMENT IN VIOLATION OF SECTION 10 ABOVE OR ARISING FROM THE INCORPORATION OF THE EQUIPMENT INTO THE VESSELS, ANY OTHER VESSEL OR ANY REAL PROPERTY IN VIOLATION OF SECTION 4 ABOVE, AND FOR INJURIES TO OR DEATHS OF PERSONS AND/OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING, WITHOUT LIMITATION, DAMAGE TO THE ENVIRONMENT AND PROPERTY, DUE TO POLLUTION OR THE RELEASE OF HAZARDOUS WASTES OF ANY KIND) ARISING FROM OR INCIDENT TO THE EQUIPMENT'S USE OR OPERATION, WHETHER SUCH INJURIES OR DEATHS INVOLVE THE LESSEE'S EMPLOYEES OR OTHER PERSONS, AND WHETHER SUCH LOSS OR DAMAGE INVOLVES PROPERTY OF THE LESSEE AND ITS EMPLOYEES AND CONTRACTORS OR OF OTHERS. THE LESSEE WILL INDEMNIFY AND HOLD HARMLESS THE LESSOR (AND ANY FIRM OR CORPORATION SUBSIDIARY TO, AFFILIATED WITH OR UNDER THE SAME MANAGEMENT AS THE LESSOR) AGAINST AND FROM ALL LOSS, DAMAGE, LIABILITY AND EXPENSE, INCLUDING ATTORNEYS' FEES, ARISING FROM OR IN CONNECTION WITH SUCH INJURY, DEATH, LOSS OR DAMAGE TO PROPERTY OR THE ENVIRONMENT, HOWSOEVER CAUSED AND WHETHER RESULTING IN WHOLE OR IN PART FROM THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY, BUT ONLY INSOFAR AS SAID LOSS, DAMAGE, LIABILITY OR EXPENSE ARISES IN CONNECTION WITH THE LESSEE'S ACCEPTANCE, USE, POSSESSION, OPERATION, OR RETURN OF THE EQUIPMENT UNDER THIS LEASE.

         12. LESSOR MAY PERFORM. Should the Lessee fail to make any payment or do any act as provided by this Lease, then the Lessor shall have the right (but not the obligation), without notice to the Lessee and without releasing the Lessee from any obligations hereunder, to make or do the same or to make advances to preserve the Equipment or the Lessor's title thereto and to pay, purchase, contest or compromise any insurance premium, encumbrance, charge, tax, lien or other sum which in the judgment of the Lessor appears to affect the Equipment, and in exercising such rights, the Lessor may incur any reasonable liability and expend reasonable amounts necessary therefor. All sums so incurred or expended by the Lessor shall be due and payable by the Lessee within ten (10) days of notice thereof.

         13. ASSIGNMENT AND SUBLEASE. Any transfer, assignment, sublease, conveyance or pledge of the Lessee's interest in and to this Lease or the Equipment, whether by operation of law or otherwise, without the prior written consent of the Lessor, shall be void. The Lessor, its successors or assigns, may assign this Lease or grant a security interest therein or in the Equipment in whole or in part. However, unless the Lessee receives written notice of such assignment, the Lessee shall have no obligation to pay Rent due pursuant to this Lease to any party other than the Lessor.

         14. SURRENDER OF THE EQUIPMENT. At the Lessor's request upon expiration or earlier termination of this Lease or any renewal or extension thereof, the Lessee shall return the Equipment to the Lessor in good condition and working order, ordinary wear and tear resulting from use thereof excepted, by delivery of the Equipment at the Lessee's cost and expense to a mutually agreed upon place on the Gulf Coast of the United States.

         15. EVENTS OF DEFAULT. The occurrence of any of the following events, shall constitute an Event of Default under this Lease:

         (a) the nonpayment by the Lessee of any Rent when due, or the nonpayment by the Lessee of any other sum required hereunder to be paid by the Lessee which nonpayment continues for a period of five (5) days following written notice thereof from the Lessor;

         (b) the failure of the Lessee to perform any other term, covenant or condition of this Lease which is not cured within ten (10) days after written notice thereof from the Lessor;

         (c) the Lessee ceases doing business as a going concern, is insolvent, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is subjected to an involuntary petition in bankruptcy which is not released or dismissed within thirty (30) days after filing, is adjudicated bankrupt or insolvent, files or has filed against it a petition seeking any reorganization, arrangement or composition, under any present or future statute, law or regulation;

         (d) any of the Lessee's representations or warranties made in this Lease or in any statement or certificate at any time given in writing pursuant to this Lease or in connection herewith shall be false or misleading in any material respect; or

         (e) the Lessee defaults under or otherwise has accelerated any material obligation, credit agreement, loan agreement, conditional sales contract, lease, indenture or debenture or the Lessee defaults under any other agreement with the Lessor.

         16. REMEDIES. (a) Should any Event of Default occur and be continuing, the Lessor may, without notice to or demand upon the Lessee, without retaking possession of the Equipment, accelerate and cause to become immediately due and payable all Rent and other sums payable under the terms hereof; or may retake (by the Lessor, independent contractors, or by requiring the Lessee to assemble the Equipment for the Lessor at a location designated by the Lessor) possession of the Equipment (without liability to the Lessee therefor which is hereby expressly waived) and either:

         (i) retain possession of the Equipment until the Lessor shall terminate the Lessee's interest in the Equipment by giving the Lessee written notice to that effect, in which event the Lessee shall be liable for all rents and other sums accrued and unpaid prior to such termination;

         (ii) lease the Equipment to a third party for the account of the Lessee and recover from the Lessee any deficiency between the rents provided for herein and those received from such third party;

         (iii) sell the Equipment at public or private sale, in which event the Lessee shall pay to the Lessor upon demand the amount, if any, by which the net proceeds of such sale shall be less than the casualty value of the Equipment; or

         (iv) recover from the Lessee the excess of the rents and charges provided for in this Lease for the balance of the term over the then reasonable rental value of the Equipment for the same period.

         (b) The Lessor may enforce any one or more of the remedies hereunder successively or concurrently, and any such action shall not prevent the Lessor from pursuing any further remedy the Lessor may have hereunder or at law or in equity. Time and exactitude of each of the terms and conditions hereof are hereby declared to be of the essence of this Lease. The Lessor may accept past due payments without modifying the terms of this Lease and without waiving any further rights. The Lessor shall not be obligated to sell or release the Equipment. Nevertheless, in the event of a public sale the Lessor may bid upon and purchase the Equipment.

         17. INSPECTION BY LESSOR. The Lessor, its agents, representatives or employees, shall at any and all reasonable times during regular working hours have the right to board the Vessels for the purpose of inspecting the Equipment and observing its use.

         18. COSTS AND ATTORNEYS' FEES. In the event of any action at law or a suit in equity by reason of the Lessee's breach of this Lease or any governmental examination or investigation of the Lessee, which requires the Lessor's participation and which participation would not be required but for this Lease, or pursuant to the Lessor exercising any of its rights provided for in this Lease or by applicable law, the Lessee, in addition to all other sums which the Lessee may be called upon to pay under the provisions of this Lease, will pay to the Lessor its reasonable costs of collection or other reasonable out-of-pocket costs and expenses and attorneys' fees.

         19. INTEREST AND SERVICE CHARGES. Any amounts required to be paid by the Lessee pursuant to this Lease, and not paid when due (except payments of taxes being properly contested) shall bear interest at the rate of 1.25% per month until payment.

         20. OFFSETS. The Rent and all other sums payable hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or revocation, and the obligations and liabilities of the Lessee under this Lease shall not be affected for any reason. This Lease shall not be terminable by the Lessee in whole or in part except as specifically provided in Sections 7 and 16 of this Lease.

         21. HEADINGS. Section headings herein are used for convenience only and shall not otherwise affect the provisions of this Lease.

         22. EFFECT OF WAIVER. No failure or delay on the part of the Lessor in the exercise of any remedy, power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such remedy, power, right or privilege preclude other or further exercise thereof or any other remedy, right, power or privilege. All rights and remedies existing under this Lease are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         23. SURVIVAL OF WARRANTIES. All agreements, representations and warranties of the Lessee and the Lessor made herein shall survive the execution of this Lease.

         24. APPLICABLE LAW AND ARBITRATION. (a) This Lease and all documents issued or executed pursuant hereto shall be governed by, and construed under, the internal laws of the State of Texas. If any provision of this Lease or any remedy provided herein shall be held to be invalid under any applicable law, such provision shall be inapplicable and deemed omitted, but the remaining provisions of this Lease shall be and remain effective in accordance with their terms. This Lease may only be amended or modified by an instrument in writing signed by a duly authorized representative of the party to be charged thereby.

         (b) Any controversy or claim arising out of or relating to this Lease, or the alleged breach thereof, which cannot be resolved between the Lessor and the Lessee shall be referred to arbitration before the Society of Marine Arbitrators, Inc. before three (3) persons, one to be appointed by the Lessor, one by the Lessee and the third by the two so chosen; their decision or that of any two of them shall be final. The proceedings shall be conducted in accordance with the Rules of such Society then in effect; provided, however, that such arbitration proceedings shall take place in Houston, Texas. Any award of the arbitration panel shall be final and binding on both parties and may be enforced in the U.S. District Court for the Southern District of Texas, or any other court having jurisdiction over the parties. The Lessor and the Lessee agree that neither party shall have any right to commence or maintain any suit or legal proceeding concerning any dispute hereunder, other than a suit for enforcement of the arbitration provisions contained in this Section 24(b), until the dispute has been determined in accordance with the arbitration procedure provided for herein and then only for enforcement of the award rendered under such arbitration.

         25. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         26. NOTICES. (a) All notices, requests, consents, demands and other communications provided for or permitted hereunder shall be effective three (3) days after being duly deposited in the mails, certified, return receipt requested, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax, addressed to the respective party at the address set forth below:

                 Lessor:  Seitel Geophysical, Inc.
                                  50 Briar Hollow Lane, 7th Floor West
                                  Houston, Texas  77027
                                  Fax No. (713) 627-2319

                 Lessee:  Horizon Exploration Limited
                                  6 Pembroke Road
                                  Sevenoaks
                                  Kent TN13 1XR
                                  England
                                  Fax No. 011-441-732-742-977

         (b) Either of the parties hereto may change its address by notice in writing given to the other party to this Lease.




                                        SEITEL GEOPHYSICAL, INC.


                                        By:      /s/ JAY N. SILVERMAN
                                           -------------------------------------
                                           Name:  Jay N. Silverman
                                                  ------------------------------
                                           Title: President
                                                  ------------------------------


                                        HORIZON EXPLORATION LIMITED


                                        By:      /s/ GERRY HARRISON
                                           -------------------------------------
                                           Name:  Gerry Harrison
                                                  ------------------------------
                                           Title: Director
                                                  ------------------------------